Exhibit 32

CERTIFICATION
The undersigned certifies pursuant to 18 U.S.C. 1350 that:

1.	The accompanying Annual Report on Form 10-K for the period ended September 30, 2011 fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 30, 2011

/s/ Cheryl P. Beranek Cheryl P. Beranek Chief Executive Officer

/s/ Daniel Herzog Daniel Herzog Chief Financial Officer